Exhibit 99.1

Introduction

On December 20, 2018, Inland Residential Properties Trust, Inc. (the “Company”), through IRESI Vernon Hills Commons, L.L.C., an indirect wholly owned subsidiary of the Company (the “Commons Subsidiary”), completed the previously disclosed sale of a 105,442 square foot, 85-unit apartment community with a 10,609 square foot extended first floor retail space located at 1255 Town Center Rd, Vernon Hills, Illinois, commonly known as “The Commons at Town Center” (the “Property”), pursuant to an agreement dated December 4, 2018 (the “Agreement”). The buyer of the Property is FPA/WC Commons LLC (an assignee of the previously disclosed buyer, FPA Multifamily, LLC), an unaffiliated third party. At the closing, the Company received net proceeds of approximately $9.9 million representing the purchase price of $24.6 million, net of closing costs, commissions, and certain prorations and adjustments, and the full repayment of $13.8 million in mortgage debt that encumbered the Property.

The closing of the sale of the Property was conditioned upon the Company obtaining an affirmative vote of a majority of the outstanding shares of the Company’s common stock entitled to vote on the Company’s plan of liquidation and dissolution of the Company (the “Plan of Liquidation”), in addition to certain customary conditions. On December 18, 2018, the Plan of Liquidation was approved by the requisite vote of the Company's stockholders.

Pro Forma Information

The following unaudited pro forma consolidated financial statements present the Company’s previously filed consolidated financial statements as if the sale of the Property had occurred on the dates specified below:

•	The accompanying unaudited pro forma consolidated balance sheet as of September 30, 2018 has been prepared as if the sale of the Property had closed as of that date.
•	The accompanying unaudited pro forma consolidated statements of operations for the nine months ended September 30, 2018 and the year ended December 31, 2017 have been prepared as if the Property were sold on May 3, 2017, its acquisition date.

The pro forma adjustments, and the assumptions on which they are based, are described in the accompanying notes to the unaudited pro forma consolidated financial statements. The unaudited pro forma consolidated financial statements do not include adjustments reflective of adoption of the liquidation basis of accounting, which the Company expects to adopt commencing with the Company’s annual report on Form 10-K for the year ending December 31, 2018. The actual financial position and results of operations may differ significantly from the pro forma amounts reflected herein due to a variety of factors.

The pro forma information has been prepared in accordance with the rules and regulations of the Securities and Exchange Commission (the “SEC”). All significant adjustments necessary to reflect the effects of the sale of the Property that can be factually supported within the SEC regulations covering the preparation of pro forma financial statements have been made. The pro forma information is presented for illustrative purposes only and is not necessarily indicative of the operating results or financial position that would have occurred if the sale of the Property had been consummated on the dates and in accordance with the assumptions described herein, nor is it necessarily indicative of future operating results or financial position. The unaudited pro forma consolidated financial statements reflect the best estimates of the management of the Company based on available information and may be revised as additional information becomes available and as additional analyses are performed.

You are urged to read the pro forma information below together with the Company’s publicly available information.

INLAND RESIDENTIAL PROPERTIES TRUST, INC.

(A Maryland Corporation)

Pro Forma Consolidated Balance Sheet

September 30, 2018

(Unaudited)

	September 30, 2018 Historical	Pro Forma Adjustments (A)	September 30, 2018 Pro Forma
ASSETS
Assets:
Real estate:
Land	$9,845,410	$(1,492,382)	$8,353,028
Building and other improvements	94,147,111	(21,097,804)	73,049,307
Total real estate	103,992,521	(22,590,186)	81,402,335
Less accumulated depreciation	(7,160,125)	1,088,360	(6,071,765)
Net real estate	96,832,396	(21,501,826)	75,330,570
Cash and cash equivalents (B)	4,300,307	10,011,093	14,311,400
Accounts and rent receivable	53,590	(1,543)	52,047
Acquired in place lease intangibles, net	177,086	(177,086)	—
Other assets (C)	503,854	(20,107)	483,747
Total assets	$101,867,233	$(11,689,469)	$90,177,764

LIABILITIES AND EQUITY
Liabilities:
Mortgages payable, net (D)	$62,922,142	$(13,768,542)	$49,153,600
Accounts payable and accrued expenses	949,455	(380,426)	569,029
Distributions payable	212,720	—	212,720
Due to related parties (E)	5,589,042	(6,192)	5,582,850
Other liabilities (C)	212,558	(75,670)	136,888
Total liabilities	69,885,917	(14,230,830)	55,655,087

Commitments and contingencies

Stockholders’ equity:

Class A common stock	1,487	—	1,487
Class T common stock	410	—	410
Class T-3 common stock	262	—	262
Additional paid in capital	47,804,843		47,804,843
Distributions and accumulated losses (F)	(15,825,686)	2,541,361	(13,284,325)
Total stockholders’ equity	31,981,316	2,541,361	34,522,677
Total liabilities and stockholders’ equity	$101,867,233	$(11,689,469)	$90,177,764

INLAND RESIDENTIAL PROPERTIES TRUST, INC.

(A Maryland Corporation)

Pro Forma Consolidated Statement of Operations

For the year ended September 30, 2018

(Unaudited)

	September 30, 2018 Historical	Pro Forma Adjustments (A)	September 30, 2018 Pro Forma
Income:
Rental income	$7,015,686	$(1,680,406)	$5,335,280
Other property income	886,536	(193,468)	693,068
Total income	7,902,222	(1,873,874)	6,028,348
Expenses:

Property operating expenses	2,481,659	(499,415)	1,982,244
Real estate tax expense	868,470	(363,610)	504,860
General and administrative expenses	1,136,566	—	1,136,566
Business management fee (B)	475,609	(103,500)	372,109
Depreciation and amortization	2,961,480	(647,932)	2,313,548
Total expenses	7,923,784	(1,614,457)	6,309,327
Operating (loss) income	(21,562)	(259,417)	(280,979)

Interest expense	(1,829,491)	407,319	(1,422,172)
Interest and other income	17,993	—	17,993

Net income (loss)	$(1,833,060)	$147,902	$(1,685,158)

Net loss per share, basic and diluted	$(0.85)		$(0.78)

Weighted average number of common shares outstanding, basic and diluted	2,156,229		2,156,229

INLAND RESIDENTIAL PROPERTIES TRUST, INC.

(A Maryland Corporation)

Pro Forma Consolidated Statement of Operations

For the year ended December 31, 2017

(Unaudited)

	December 31, 2017 Historical	Pro Forma Adjustments (A)	December 31, 2017 Pro Forma
Income:
Rental income	$6,557,908	$(1,496,911)	$5,060,997
Other property income	752,502	(169,433)	583,069
Total income	7,310,410	(1,666,344)	5,644,066
Expenses:
Property operating expenses	2,248,704	(482,776)	1,765,928
Real estate tax expense	764,884	(292,643)	472,241
General and administrative expenses	1,397,780	—	1,397,780
Acquisition related costs	89,203	—	89,203
Business management fee (B)	476,842	(92,000)	384,842
Depreciation and amortization	3,461,439	(909,655)	2,551,784
Total expenses	8,438,852	(1,777,074)	6,661,778
Operating (loss) income	(1,128,442)	110,730	(1,017,712)

Interest expense	(2,045,389)	646,320	(1,399,069)
Interest and other income	34,879	—	34879

Net income (loss)	$(3,138,952)	$757,050	$(2,381,902)

Net loss per share, basic and diluted	$(1.76)		$(1.34)

Weighted average number of common shares outstanding, basic and diluted	1,783,029		1,783,029

Note 1 – Basis of Presentation

The accompanying unaudited pro forma consolidated financial statements have been prepared in accordance with Article 11 of Regulation S-X and do not include all of the information and note disclosures required by generally accepted accounting principles of the United States. Pro forma financial information is intended to provide information about the continuing impact of a transaction by showing how a specific transaction or group of transactions might have affected historical financial statements. Pro forma financial information illustrates only the isolated and objectively measurable (based on historically determined amounts) effects of a particular transaction and excludes effects based on judgmental estimates of how historical management practices and operating decisions may or may not have changed as a result of the transaction. Therefore, pro forma financial information does not include information about the possible or expected impact of current actions taken by management in response to the pro forma transaction as if management’s actions were carried out in previous reporting periods. The amounts included in the historical columns represent the Company’s historical balance sheet and operating results for the respective pro forma periods presented as filed with the SEC.

Note 2 – Adjustments to Unaudited Pro Forma Consolidated Balance Sheet

The adjustments to the unaudited pro forma consolidated balance sheet represent adjustments needed in order to present the Company’s historical balance sheet as if the sale of the Property had occurred as of September 30, 2018.

(A)	These adjustments reflect the elimination of certain account balances relating to the Company’s Property as if the sale of the Property was consummated as of September 30, 2018. Other adjustments, as described in (B) through (F) below, reflect all significant adjustments necessary to reflect the effects of the sale of the Property that can be factually supported within the SEC regulations covering the preparation of pro forma financial statements.

(B)	Cash and cash equivalents has been increased to reflect the net cash proceeds received by the Company on the sale of the Property, calculated as follows:

Gross proceeds from the sale of the Property	$24,550,000
Less:
Mortgage loan pay off, including accrued interest	(13,824,307)
Prorations to buyer, net	(416,330)
Commissions and closing costs	(298,270)
Net cash proceeds	$10,011,093

(C)	Adjustments to other assets represent elimination of miscellaneous prepaid expenses. Adjustments to other liabilities represent elimination of prepaid rents and security deposits.

(D)	Adjustments to mortgages payable, net represent the pay off of the mortgage loan on the Property, as well as the write-off of the unamortized debt issuance costs.

(E)	Adjustments to due to related parties represents elimination of amounts owed to the Company’s affiliates for property operating expenses.

(F)	Distributions and accumulated losses has been adjusted to reflect the sale of the Property, which is calculated as of September 30, 2018 as follows:

Property sale price	$24,550,000
Less: Carrying value of the Property	(21,678,911)
Less: Closing costs	(298,270)
Less: Loan fee write-off	(31,458)
Distributions and accumulated losses adjustment	$2,541,361

Note 3 – Adjustments to Unaudited Pro Forma Consolidated Statements of Operations

The adjustments to the unaudited pro forma consolidated statements of operations represent adjustments needed to the Company’s historical results in order to remove the historical operating results for the pro forma periods and present the financial statements as if the Property were sold on May 3, 2017, its acquisition date.

(A)	Except as described in (B) below, these amounts represent the elimination of the operations of the Property sold from the historical amounts for the nine months ended September 30, 2018 and for the year ended December 31, 2017, to reflect the sale of the Property.

(B)	These amounts represent the elimination of the relevant portion of the business management fee for the Property from the historical amounts included in operations for the nine months ended September 30, 2018 and for the year ended December 31, 2017.